Exhibit 10.14

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (this “Agreement”) is made and entered into as of January 1, 2022 (“Effective Date”) by and between Fresh Vine Wine, Inc. (“Fresh Vine”) and FELCS, LLC “(FELCS”). Fresh Vine and FELCS may be referenced to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Fresh Vine is a wine company that produces and sells low calorie, low carb, low sugar, gluten free premium wines;

WHEREAS, FELCS is qualified to advise on strategic and operational issues relating to the wine industry, as well as to provide associated services regarding Fresh Vine’s business operations and business development; and

WHEREAS, the Parties desire to enter into this Agreement for FELCS to provide such services in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the Parties hereto agree as follows:

ARTICLE 1

APPOINTMENT, RESPONSIBILITIES AND OBLIGATIONS OF FELCS

1.1 Services. Fresh Vine engaged FELCS, and FELCS accepts such engagement, to provide and perform all of those consulting services set forth in Exhibit A, which is attached hereto and incorporated herein (the “Services”). FELCS shall perform the Services on behalf of Fresh Vine at such locations as Fresh Vine and FELCS may from time to time mutually agree. The exact dates and times that the Services shall be performed may be coordinated by a schedule from time to time mutually agreed upon between the Parties.

1.2 Qualifications; Method of Performing the Services. FELCS represents that FELCS has the capabilities, qualifications, and skills necessary to reasonably perform the Services under this Agreement in a competent and professional manner. FELCS shall comply with all applicable state and Federal laws governing the performance of the Services. Except as provided within the terms and conditions of this Agreement, FELCS shall control the manner, means, details and method in which it performs the Services. FELCS may appoint and supervise its own representative agents to perform the Services subject to conditions contained herein.

1.3 Compliance. FELCS shall follow all Fresh Vine’s written policies and procedures made available to FELCS as they relate to the Services; and complete any training reasonably required and offered by Fresh Vine, as applicable, related to compliance with the laws and regulations governing the activities of the Parties contemplated by this Agreement.

1.4 No Conflicts. Fresh Vine is entering into this Agreement based upon the belief that FELCS is free to enter into and perform under this Agreement. Accordingly, recognizing that Fresh Vine will rely upon this representation, warrant and covenant, FELCS represents, warrants and covenants to Fresh Vine that FELCS is: (a) under no obligation or commitment, contractual or otherwise, that would prohibit or prevent FECLS from entering into this Agreement; and (b) free to enter into and perform all of FELCS’s duties and obligations under this Agreement.

ARTICLE 2

COMPENSATION FOR THE SERVICES

2.1 Compensation. In exchange for performance of the Services, Fresh Vine hereby agrees to pay FELCS according to the terms outlined in Exhibit B.

2.2 Expenses. FELCS shall not be reimbursed for any expenses incurred on behalf of Fresh Vine, unless Fresh Vine provides its written approval and authorization for such expenses prior to such expenses being incurred, in accordance with Fresh Vine policies. All expenses properly approved under the terms of this Agreement and incurred by FELCS in the performance of the Services hereunder shall be reimbursed by Fresh Vine as soon as is reasonably possible after FELCS files an itemized account of such expenses with Fresh Vine along with supporting documentation of such expenses (i.e., receipts, invoices, etc.).

ARTICLE 3

TERM AND TERMINATION

3.1 Term. This Agreement shall commence as of the Effective Date and will continue for a period of one (1) year, and will automatically renew for additional one (1) year periods, unless either Party gives the other written notice of non-renewal at least thirty (30) days prior to the end of the initial term or any renewal term.

3.2 Termination For Breach. In the event either Party fails to comply with any term of this Agreement, upon giving reasonably detailed written notice to that effect to the Party in breach, the non-breaching Party may immediately terminate this Agreement; provided, that, the breaching Party shall have been given at least thirty (30) days from the date of the written notice to cure such breach.

3.3 Termination for Just Cause. This Agreement may be terminated at any time by either Party immediately at any time for “Just Cause”. The Parties expressly agree that a Party will have Just Cause for termination upon either Party being accused or convicted of any illegal activity by a governmental entity which could, in the reasonable opinion of the other Party, jeopardize or adversely affect the business reputation of the other Party or the ability of either Party to provide services.

3.4 Termination without Cause. Either Party may terminate this Agreement at any time with thirty (30) days prior written notice to the other Party.

3.5 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent embodied in a written agreement to terminate signed by an authorized representative of each of the Parties hereto.

3.6 Effect of Termination. Upon the expiration or earlier termination of this Agreement, neither Party shall have any further obligation hereunder except for (a) obligations accruing prior to the date of expiration or termination, and (b) obligations, promises, or covenants contained herein which are expressly made to extend beyond the term. Fresh Vine shall have no further obligation to make any payments to FELCS pursuant to this Agreement from and after the date of termination of this Agreement, other than payments earned, due and payable to FELCS hereunder prior to the date of termination.

ARTICLE 4

COMPLIANCE WITH LEGAL REQUIREMENTS

4.1 General Compliance. The Parties hereto enter into this Agreement with the intent of conducting their relationship in full compliance with applicable state, local and Federal laws as these laws may now exist or hereafter may be amended Notwithstanding any unanticipated effect of any of the provisions of this Agreement, no Party shall intentionally conduct itself under the terms of this Agreement in a manner that would constitute a violation of the laws.

4.2 Statements Regarding Products. The Parties agree that both will act to insure that no false, deceptive, or misleading statements regarding Fresh Vine are made. As used in this Agreement, “false, deceptive, and misleading statements” shall have the same definition as the definition published from time to time for “false, deceptive, and misleading statements” by the FTC Policy Statements. All advertising and promotional materials intended for use in connection with the sale of the Product shall be approved for use, in writing, by Fresh Vine. Fresh Vine shall have the right, in the sole and absolute discretion of Fresh Vine, to require the reasonable modification of any advertising or promotional materials proposed by FELCS to be used in connection with the sale of the Product. In the event that FELCS shall elect not to make the modifications as reasonably required by Fresh Vine, then the materials shall not be used for any purpose whatsoever in connection with the Product. So long as Fresh Vine has approved the use of material for use by FELCS in FELCS’ advertising and promotional materials in accordance with the provisions of this Section 4.2, FELCS shall have no liability to Fresh Vine for any damages which may result from or be incurred by Fresh Vine as a result of the authorized use of such approved advertising and promotion materials.

ARTICLE 5

RELATIONSHIP OF THE PARTIES

5.1 Independent Contractors. The relationship of Fresh Vine and FELCS established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (a) give either Party the power to direct and control the day-to-day activities of the other, or (b) constitute the Parties as employer/employee, partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. FELCS is a representative of Fresh Vine only for those purposes expressly set forth in this Agreement and has no power or authority to represent, act for, bind or otherwise create or assume any obligation on behalf of Fresh Vine for any other purposes whatsoever. FELCS understands and agrees that Fresh Vine will not withhold on behalf of FELCS or any persons retained by FELCS any sum for federal income tax, unemployment insurance, social security, or any other withholding applicable to employees, and Fresh Vine will not provide FELCS or other persons retained by FELCS any of the benefits provided to Fresh Vine’s employees.

ARTICLE 6

CONFIDENTIALITY AND RECORDS

6.1 Confidential Information.

(a) The Parties agree not to directly or indirectly, use, publish, disseminate, distribute or otherwise disclose any Confidential Information of the other; provided, however, that either Party may disclose Confidential Information of the other: (i) with the other’s prior written consent; (ii) to their respective affiliates, members, directors, managers, officers, employees, auditors, counsel, and subcontractors; (iii) as may be required by any governmental authority, provided that the applicable parties gives notice of such requirement to the other Party; (iv) as may be required in respect to an summons or subpoena or in connection with any litigation or other judicial process; (v) for any purpose necessary to fulfill such Party’s obligation under this Agreement; and (vi) in order to comply with any applicable law, order, regulation, or ruling. The term “Confidential Information” means any confidential or proprietary information of either Party or specific information related to the operation of the Party’s business, including, but not limited to, notes, reports, studies, records, data, policies, documents, correspondence, files, patient information and similar material and information owned by the Party or used in the course of its business and received by a Party in connection with this Agreement; provided, however, Confidential Information shall not include information (A) already known by the recipient Party without an obligation of confidentiality, (B) publicly known or which becomes publicly known through no act of the recipient Party in violation of this Agreement, (C) rightfully received by the recipient Party from a third party without an obligation of confidentiality to the disclosing Party or any other Party, or (D) independently developed by the recipient Party without use of the other’s Confidential Information. Upon termination of this Agreement, or at any time upon the request of a Party, the other Party hereto will promptly, after receipt of written notice, deliver to the requesting Party all documents, data, and other information in its possession that contains Confidential Information of the other Party or make such other reasonable disposition thereof as the other Party may direct.

(b) The Parties acknowledge and agree that the restrictions set forth in this Section 6.1 are reasonable and necessary to protect each Party’s legitimate interest and that each Party would not have entered into this Agreement in the absence of such restrictions. The Parties further agree that the violation of this Section 6.1 will result in irreparable injury to the applicable Party, and that such Party’s remedy at law for any violation or threatened violation of this Section 6.1 will be inadequate and that in the event of any such breach or threatened breach, the Party, in addition to any other remedies or damages available to it at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and permanent injunctive relief without the necessity of proving actual damages or posting bond. This Section 6.1 shall survive termination of this Agreement.

6.2 Records and Reports. Fresh Vine hereby retains all right, title and interest in and to any Work Product (as defined herein) (including without limitation all intellectual property rights associated therewith) and acknowledges and agrees that such Work Product is the sole and exclusive property of Fresh Vine. The ownership and right of control of all Work Product (as defined herein) prepared in connection with the operation of Fresh Vine or the performance of the Services shall, as between the Parties, vest exclusively in Fresh Vine. All Confidential Information of Fresh Vine and the Work Product produced in connection with the Services are and shall remain the property of Fresh Vine. “Work Product” shall mean any ideas, inventions, original works of authorship, developments, improvements, or processes, solely or jointly conceived, developed or reduced to practice by FELCS or FELCS’s employees or agents, which arise out of, relate to or result from the Services rendered under this Agreement.

ARTICLE 7

INSURANCE AND INDEMNIFICATION

7.1 Insurance. The Parties both acknowledge and understand that the Parties will not be covered by the other Party’s insurance policies. The Parties represent and warrant that each shall at all times carry its own liability insurance at levels reasonably adequate given the nature of the Party’s business. Each Party shall provide the other Party with proof of such coverage upon request. In addition, each Party shall provide the other Party with notice in the event any such insurance coverage is terminated.

7.2 Indemnification. Except as otherwise provided herein, each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party, and such Party’s directors, managers, members, officers, employees, agents, and representatives (the “Indemnified Party”) from and against any and all claims, damages, liabilities, fines, penalties, costs and expenses (including reasonable attorney’s fee) to which such Indemnified Party may be subjected as a result of the Indemnifying Party’s (i) material breach of this Agreement, or (ii) performance hereunder in a manner that is negligent, grossly negligent, reckless or willfully improper.

ARTICLE 8

MISCELLANEOUS

8.1 Entire Agreement; Amendment. This Agreement supersedes all previous contracts between the Parties relating to the subject matter hereof and constitutes the entire agreement between the Parties. Oral statements or prior written materials not specifically incorporated in this Agreement shall not be of any force and effect. In entering into and executing this Agreement, the Parties rely solely upon the representations and agreements contained in this Agreement and no others. Except as otherwise set forth in this Agreement, no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by the Parties.

8.2 Waiver of Breach. No provision of this Agreement shall be deemed waived unless evidenced by a written document signed by an authorized officer or agent of the Parties. The waiver by either Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision of this Agreement.

8.3 Governing Law; Venue. This Agreement has been executed and delivered and shall be construed and enforced in accordance with the laws of the State of Texas (but not including its conflict of laws rules if and to the extent such rules would apply the substantive laws of another jurisdiction). Any action by any Party whether at law or in equity, shall be commenced and maintained and venue shall properly be in Dallas County, Texas.

8.4 Notices. Any notice required or permitted to be given hereunder to either Party shall be deemed given if sent by hand delivery (deemed given upon receipt), by registered or certified mail, return receipt requested (deemed given three (3) days after deposit in mail), or by overnight mail delivery for which evidence of delivery is obtained by the sender (deemed given at such date and time indicated in evidence of delivery), to such Party at:

If to FELCS:	FELCS, LLC
10440 N. Central Expressway
Suite 1400
Dallas, Texas 75231

If to Fresh Vine:	Fresh Vine Wine, Inc.
505 Highway 169
Suite 255
Plymouth, MN 55441

8.5 Assignment. Neither Party shall assign this Agreement nor any rights hereunder without the prior written consent of the other Party. The provisions of, and obligations arising under, this Agreement shall extend to, be binding upon and inure to the benefit of the successors and assigns of each Party.

8.6 Severability; Changes in Law. If any part of this Agreement is determined to be invalid, illegal, inoperative, or contrary to law or professional ethics, such part shall be reformed, if possible, to conform to law and ethics; the remaining parts of this Agreement shall be fully effective and operative to the extent reasonably possible. If any restriction contained in this Agreement is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and the remaining restrictions shall be enforced independently of each other.

8.7 Gender, Number and Interpretation. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

8.8 Divisions and Headings. The division of this Agreement into Sections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provision of this Agreement.

8.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one document; and furthermore, a facsimile signature hereon shall be deemed to be an original.

[Signature page(s) to follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date, although not necessarily executed on such date.

FELCS:

FELCS, LLC

By:	/s/ Damian Novak
Name:	Damian Novak
Date:

FRESH VINE:

By:	/s/ Elliot Savoie
Name:	Elliot Svaoie
Date:

EXHIBIT A
SERVICES

During the term, FELCS shall provide the following Services:

(a) Serve as a consultant and advisor to Fresh Vine, including but not limited to:

(i) Assisting in and advising on the development of marketing plans, materials and objectives for Fresh Vine;

(ii) Assisting in the development and implementation of effective growth strategies and processes;

(iii) Advising on the recommending changes in Fresh Vine’s systems, policies and procedures; and

(b) Undertake other consulting projects as requested by Fresh Vine, and agreed to by FELCS.

EXHIBIT B
COMPENSATION

Compensation for Services pursuant to this Agreement shall be in the amount of $25,000 per month, payable in monthly installments without interest by the 10th day of every calendar month during the term for the Services performed the preceding month.